Exhibit 15

                               Distribution Plan
                             Pursuant to Rule 12b-1


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                               PHOENIX-ZWEIG TRUST
                        Class A Shares and Class C Shares
                          RULE 12b-1 DISTRIBUTION PLAN
                          ----------------------------

                                                     As amended and restated
                                                     As of March 1, 1999

                  This distribution plan (the "Rule 12b-1 Distribution Plan" or the "Plan") has been adopted by the Class A Shares and Class C Shares of Phoenix-Zweig Strategy Fund, Phoenix-Zweig Appreciation Fund, Phoenix-Zweig Growth & Income Fund, Phoenix-Zweig Managed Assets, Phoenix-Zweig Foreign Equity Fund, Phoenix-Zweig Government Fund and Phoenix-Zweig Government Cash Fund, each of which is a series of Phoenix-Zweig Trust (the "Trust"), a Delaware business trust, and is restated effective March 1, 1999, pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended (the "Act").

                                 W H E R E A S:

                  The Trust is an open-end management investment company and is registered as such under the Act. The Trust has the above listed series which are currently being offered, and the Board of Trustees may establish and offer additional series in the future. Each series has a multi-class distribution system that allows each series to offer investors the option of purchasing shares either subject to a front-end sales charge coupled with a Rule 12b-1 Plan fee (except for the Phoenix-Zweig Government Cash Fund, which is offered without the imposition of a front-end sales charge) (the "Class A Shares"), or subject to a contingent deferred sales charge, a Rule 12b-1 Plan fee and a service fee (the "Class C Shares"). This Plan governs only the Class A Shares and Class C Shares of each series of the Trust. The Trust currently distributes its shares of capital stock through a contractual arrangement (the "Distribution Agreement") with a principal distributor (the "Principal Distributor") duly qualified to act on behalf of the Trust in such capacity.

                  The Board of Trustees, including a majority of the Qualified Trustees (as defined in paragraph 6 herein), has determined to amend such Plan to make certain clarifying changes therein. In voting to continue such Plan, the Trustees have determined, in the exercise of their reasonable business judgment and in light of their fiduciary duty, that there is a reasonable likelihood that this Plan will benefit the Class A Shares and Class C Shares of each respective series of the Trust with respect to which this Plan will be effective and its shareholders.

                  NOW, THEREFORE, in consideration of the foregoing, the Trust hereby adopts this Plan in accordance with Rule 12b-1 under the Act on the following terms and conditions:

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                  1. The Trust shall pay to the Principal Distributor as the distributor of Class A Shares of each series of shares of beneficial interest of the Trust a fee at the rate of .30 of 1% per annum of the average daily net asset value of the Class A Shares of each series of the Trust. If at any time this Plan shall not be in effect with respect to the Class A Shares of all series, the above fee shall be calculated on the basis of the net assets of Class A Shares of those series for which the Plan is in effect. The fee shall be calculated and accrued daily and paid monthly or at such other intervals as the Board of Trustees shall determine.

                  2. The Trust shall pay to the Principal Distributor as the distributor of Class C Shares of Phoenix-Zweig Strategy Fund, Phoenix-Zweig Appreciation Fund, Phoenix-Zweig Growth & Income Fund, Phoenix-Zweig Managed Assets and Phoenix-Zweig Foreign Equity Fund a distribution fee at the rate of 1% per annum of the average daily net assets of the Class C Shares of each such series of the Trust. Class C Shares of Phoenix-Zweig Government Fund and Phoenix-Zweig Government Cash Fund will pay a distribution fee to the Distributor at the rate of .75 of 1% per annum and .30 of 1% per annum, respectively, of the average daily net assets of each such series. The fee for all such payments made to the Distributor under this paragraph includes a service fee of .25 of 1% per annum of the average daily net assets of the Class C Shares of each series. The fee is paid to financial services firms including National Association of Securities Dealers, Inc. ("NASD") member firms (commencing one year after purchase with respect to Class C Shares) for continuous personal service by such firms to investors in such Class C Shares. If at any time this Plan shall not be in effect with respect to the Class C Shares of all series, the above fees shall be calculated on the basis of the net assets of Class C Shares of those series for which the Plan is in effect. The fees shall be calculated and accrued daily and paid monthly or at such other intervals as the Board of Trustees shall determine.

                  3. The amounts set forth in paragraphs 1 and 2 of this Plan shall be paid for the Principal Distributor's services and expenses as distributor of the Class A Shares and Class C Shares of the Trust and may be spent by the Principal Distributor, in its discretion, on, among other things, compensation to and expenses (including overhead and telephone expenses) of account executives or other employees of the Principal Distributor or of other broker-dealers who engage in or support distribution of shares; printing of prospectuses and reports for other than existing shareholders; advertising; preparation, printing and distribution of sales literature; and allowances to other broker-dealers. In addition, whether or not required to be provided for in a Rule 12b-1 plan, to the extent approved by the shareholders of a particular class or series and the Board of Trustees of the Trust, a class or series may pay or reimburse the Principal Distributor and others for all of its organizational and initial offering expenses. Such amounts are in addition to and not limited by the amounts as set forth in paragraphs 1 and 2 herein.

                  4. This Plan shall not take effect with respect to the Class A Shares of a series until it has been approved by a vote of at least a majority (as defined in the Act) of the outstanding voting securities of Class A Shares of the series. With respect to the submission of this Plan for such a vote, it shall have been effectively approved with respect to Class A Shares of any series if a majority of the outstanding voting securities of Class A Shares of that series votes for the approval of this Plan, notwithstanding that: (1) this Plan has not been approved by

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a majority of the outstanding voting securities of Class A Shares of any other series, or (2) the matter has not been approved by a majority of the outstanding voting securities of Class A Shares of the Trust.

                  5. This Plan shall not take effect with respect to the Class C Shares of a series until it has been approved by a vote of at least a majority (as defined in the Act) of the outstanding voting securities of Class C Shares of the series. With respect to the submission of this Plan for such a vote, it shall have been effectively approved with respect to Class C Shares of any series if a majority of the outstanding voting securities of Class C Shares of that series votes for the approval of this Plan, notwithstanding that: (1) this Plan has not been approved by a majority of the outstanding voting securities of Class C Shares of any other series, or (2) the matter has not been approved by a majority of the outstanding voting securities of Class C Shares of the Trust.

                  6. This Plan shall not become effective with respect to the Class A Shares or Class C Shares of a series without the approval, together with the approval of any related agreements, of a majority vote of both (i) the Board of Trustees and (ii) those Trustees who are not "interested persons" of the Trust (as defined in the Act) and have no direct or indirect financial interest in the operation of this Plan or any agreements related to it (the "Qualified Trustees"), cast in person at a meeting called for the purpose of voting on this Plan and such related agreements.

                  7. This Plan shall continue in effect for so long as such continuance is specifically approved at least annually in the manner provided for approval of this Plan in paragraph 6 herein.

                  8. In each year that this Plan remains in effect, any person authorized to direct the disposition of monies paid or payable by the Trust pursuant to this Plan or any related agreement shall prepare and furnish to the Board and the Board shall review, at least quarterly, written reports, complying with the requirements of Rule 12b-1 under the Act, of the amounts expended under this Plan and purposes for which such expenditures were made.

                  9. This Plan may be terminated at any time with respect to the Class A Shares of any series by a majority vote of the Qualified Trustees or by vote of a majority of the outstanding voting securities of Class A Shares of that series. This Plan may remain in effect with respect to the Class A Shares of a series even if it has been terminated in accordance with this paragraph with respect to one or more other series of the Trust.

                  10. This Plan may be terminated at any time with respect to the Class C Shares of any series by a majority vote of the Qualified Trustees or by vote of a majority of the outstanding voting securities of Class C Shares of that series. This Plan may remain in effect with respect to the Class C Shares of a series even if it has been terminated in accordance with this paragraph with respect to one or more other series of the Trust.

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                  11. This Plan may not be amended in order to increase
materially the amount of distribution expenses provided for in paragraphs 1 and 2 herein unless such amendment is approved in the manner provided in paragraphs 4 and 5 herein, and no material amendment to this Plan shall be made unless approved in the manner provided in paragraph 6 herein.

                  12. While this Plan shall be in effect, the selection and nomination of Trustees who are not interested persons of the Trust (as defined in the Act) shall be committed to the discretion of the Trustees then in office who are not interested persons of the Trust.

                  The Trust shall preserve copies of this Plan and any related agreements and all reports made pursuant to paragraph 8 herein, for a period of not less than six years from the date of this Plan, or the agreements or such report, as the case may be, the first two years in an easily accessible place.

                  The Agreement and Declaration of Trust of the Trust is on file with the Secretary of the State of Delaware and notice is hereby given that this Plan is adopted on behalf of the Trust, and not by the Trustees or officers of the Trust individually, and the obligations of or arising out of this Plan are not binding upon the Trustees, officers or shareholders of the Trust individually but are binding only upon the assets and property of the Trust. Notice is hereby given that the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series of the Trust shall be enforceable against the assets of such series only, and not against the assets of the Trust generally.

Date:    March 1, 1999







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                               PHOENIX-ZWEIG TRUST
                                 Class B Shares
                          RULE 12b-1 DISTRIBUTION PLAN
                          ----------------------------

                                                 As amended and restated
                                                 As of March 1, 1999

                  This distribution plan (the "Rule 12b-1 Distribution Plan" or the "Plan") has been adopted by the Class B Shares of Phoenix-Zweig Strategy Fund, Phoenix-Zweig Appreciation Fund, Phoenix-Zweig Growth & Income Fund, Phoenix-Zweig Managed Assets, Phoenix-Zweig Foreign Equity Fund, Phoenix-Zweig Government Fund and Phoenix-Zweig Government Cash Fund, each of which is a series of Phoenix-Zweig Trust (the "Trust"), a Delaware business trust, and is restated effective March 1, 1999, pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended (the "Act").

                                 W H E R E A S:

                  The Trust is an open-end management investment company and is registered as such under the Act. The Trust has the above listed series which are currently being offered, and the Board of Trustees may establish and offer additional series in the future. Each series has a multi-class distribution system that allows each series to offer investors the option of purchasing shares either subject to a front-end sales charge (which may be reduced or waived under certain circumstances as described in the Trust's Prospectus) coupled with a Rule 12b-1 Plan distribution fee (except for the Phoenix-Zweig Government Cash Fund, which is offered without the imposition of a front-end sales charge) (the "Class A Shares"), subject to a declining contingent deferred sales charge (if sold within six years after purchase), a Rule 12b-1 Plan distribution fee and a service fee (the "Class B Shares") or subject to a contingent deferred sales charge (if sold within one year after purchase), a Rule 12b-1 Plan distribution fee and a service fee (the "Class C Shares"). Phoenix-Zweig Government Cash Fund offers investors the option of purchasing a fourth class of shares. This Plan, however, governs only the Class B Shares of each series of the Trust. The Trust may, from time to time, distribute shares of any class of any series through a contractual arrangement (the "Distribution Agreement") with a principal distributor for such class of shares of such series duly qualified to act on behalf of the Trust in such capacity (any such principal distributor, the "Principal Distributor"), it being understood that the Trust may change the Principal Distributor for any class of shares of any series from time to time. The Board of Trustees, including a majority of the Qualified Trustees (as defined in paragraph 5 herein), has determined to adopt the Plan. In voting to approve the Plan, the Trustees have determined, in the exercise of their reasonable business judgment and in light of their fiduciary duty, that there is a reasonable likelihood that this Plan will benefit the Class B Shares of each respective series of the Trust with respect to which this Plan will be effective and its shareholders.


NYDOCS01/403871 2

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                                       2

                  NOW, THEREFORE, in consideration of the foregoing, the Trust hereby adopts this Plan in accordance with Rule 12b-1 under the Act on the following terms and conditions:

                  1. The Trust shall pay to each Principal Distributor of Class B Shares of any series its "Allocable Portion," as hereinafter defined, of the distribution fee allowable under the Rules of Conduct of NASD Regulation, Inc. (the "Rules of Conduct") in respect of such Class of Shares of such series, consisting of a distribution fee at the rate of three quarters of one percent (0.75%) per annum of the average daily net assets of such Class of Shares (the "Distribution Fee") and a service fee at the rate of one quarter of one percent (0.25%) of the average daily net assets of such Class of Shares of such series of the Trust (as described in the Prospectus). For purposes of applying the limitation set forth in the Rules of Conduct on the maximum amount of the Distribution Fee payable in respect of the Class B Shares of any series, the Trust hereby elects to add to six and one quarter percent (6.25%) of the issue price of the Class B Shares interest thereon at the rate of prime plus one percent per annum. A contingent deferred sales charge ("CDSC") also shall be payable by the holders of Class B Shares in the case of early redemption of such Class B Shares (as described in the Prospectus).

                  2. The amounts set forth in paragraph 1 of this Plan shall be paid for the Principal Distributor's services and expenses as distributor of the Class B Shares of the Trust and may be spent by the Principal Distributor, in its discretion, on, among other things, compensation to and expenses (including overhead and telephone expenses) of account executives or other employees of the Principal Distributor or of other broker-dealers who engage in or support distribution of shares; printing of prospectuses and reports for other than existing shareholders; advertising; preparation, printing and distribution of sales literature; and allowances to other broker-dealers. In addition, whether or not required to be provided for in this Rule 12b-1 Distribution Plan, to the extent approved by the shareholders of a particular series and the Board of Trustees of the Trust, the Class B Shares or a series may pay or reimburse the Principal Distributor and others for all of its organizational and initial offering expenses. Such amounts are in addition to and not limited by the amounts as set forth in paragraph 1 herein.

                  3. Any Distribution Agreement in respect of Class B Shares of any series may provide that: (I) the Principal Distributor in respect of such Distribution Agreement will be deemed to have fully earned its Allocable Portion of the Distribution Fee payable in respect of Class B Shares of such series upon the sale of each "Initial Issue Commission Share" (as hereinafter defined) of such series taken into account in determining such Principal Distributor's Allocable Portion of such Distribution Fee; (II) except as provided in (III) below, the Trust's obligation to pay such Principal Distributor its Allocable Portion of the Distribution Fee payable in respect of the Class B Shares of such series shall be absolute and unconditional and shall not be subject to dispute, offset, counterclaim or any defense whatsoever (it being understood that such provision is not a waiver of the Trust's right to pursue such Principal Distributor and enforce such claims against the assets of such Principal Distributor other than its right to the Distribution


NYDOCS01/403871 2

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                                       3

Fees and CDSCs in respect of the Class B Shares of such series); (III) the Trust's obligation to pay such Principal Distributor its Allocable Portion of the Distribution Fee payable in respect of the Class B Shares of such series shall not be terminated or modified except to the extent required by a change in the Act or the Rules of Conduct enacted or promulgated after September 15, 1995 (a "Change-in-Applicable-Law"), or in connection with a "Complete Termination" (as hereinafter defined) of this Plan in respect of the Class B Shares of such series; (IV) the Trust will not waive or change any CDSC in respect of the Class B Shares of such series, except as provided in the Trust's Prospectus or statement of additional information without the consent of the Principal Distributor (or its assigns); (V) except to the extent required by a Change-in-Applicable-Law, neither the termination of such Principal Distributor's role as principal distributor of the Class B Shares of such series, nor the termination of such Distribution Agreement nor the termination of this Plan will terminate such Principal Distributor's right to its Allocable Portion of the CDSCs in respect of Class B Shares of such series sold prior to such termination; (VI) except as provided in the Trust's Prospectus and statement of additional information, until such Principal Distributor has been paid its Allocable Portion of the Distribution Fees in respect of the Class B Shares of such series, the Trust will not adopt a plan of liquidation in respect of such series without the consent of such Principal Distributor (or its assigns); and (VII) such Principal Distributor may sell and assign its rights to its Allocable Portion of the Distribution Fees and CDSCs (but not such Principal Distributor's obligations to the Trust under the Distribution Agreement) to raise funds to make the expenditures related to the distribution of Class B Shares of such series and in connection therewith, upon receipt of notice of such sale and assignment, the Trust shall pay to the purchaser or assignee such portion of the Principal Distributor's Allocable Portion of the Distribution Fees in respect of the Class B Shares of such series so sold or assigned. For purposes of this Plan, the term "Allocable Portion" means, in respect of Distribution Fees payable in respect of the Class B Shares of any series as applied to any Principal Distributor, the portion of such Distribution Fees and CDSCs allocated to such Principal Distributor in accordance with the Allocation Schedule (as hereinafter defined). For purposes of this Plan, the term "Complete Termination" of this Plan means, in respect of any series, a termination of this Plan involving the cessation of payments of Distribution Fees hereunder in respect of Class B Shares of such series and the cessation of payments of distribution fees pursuant to every other rule 12b-1 plan of the Trust in respect of such series for every future class of shares which, in the good faith determination of the Board of Trustees of the Trust, has substantially similar economic characteristics to the Class B Shares taking into account the total sales charge, contingent deferred sales charge and other similar charges, it being understood that the existing Class A Shares and the existing Class C Shares do not have substantially similar economic characteristics to the Class B Shares. For purposes of this Plan, the term "Allocation Schedule" means, in respect of the Class B Shares of any series, a schedule which shall be approved in the same manner as this Plan as contemplated by Section 5 hereof for assigning to each Principal Distributor of Class B Shares of such series the portion of the total Distribution Fees payable by the Trust in respect of the Class B Shares of such series which has been earned by such Principal Distributor, which shall be attached to and become a part of any Distribution Agreement in respect of Class B Shares. For purposes of clause (I) of the first


NYDOCS01/403871 2

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                                       4

sentence of this Section 3, the term "Initial Issue Commission Share" shall mean, in respect of any series, a Class B Share which is a Commission Share issued by such series under circumstances other than in connection with a permitted free exchange with another fund. For purposes of the foregoing definition a "Commission Share" shall mean, in respect of any series, each Class B Share of such series which is issued under circumstances which would normally give rise to an obligation of the holder of such Class B Share to pay a CDSC upon redemption of such Share, including, without limitation, any Class B Share of such Fund issued in connection with a permitted free exchange, and any such Class B Share shall not cease to be a Commission Share prior to the redemption (including a redemption in connection with a permitted free exchange) or conversion even though the obligation to pay the CDSC shall have expired or conditions for thereof still exist.

                  4. This Plan shall not take effect until it has been approved by a vote of at least a majority (as defined in the Act) of the outstanding voting securities of Class B Shares of the Series. With respect to the submission of this Plan for such a vote, it shall have been effectively approved with respect to Class B Shares of any series if a majority of the outstanding voting securities of Class B Shares of that series votes for the approval of this Plan, notwithstanding that: (1) this Plan has not been approved by a majority of the outstanding voting securities of Class B Shares of any other series, or (2) the matter has not been approved by a majority of the outstanding voting securities of Class B Shares of the Trust.

                  5. This Plan shall become effective with respect to the Class B Shares of a series upon approval, together with any related agreements, by a majority vote of both (i) the Board of Trustees and (ii) those Trustees who are not "interested persons" of the Trust (as defined in the Act) and have no direct or indirect financial interest in the operation of this Plan or any agreements related to it (the "Qualified Trustees"), cast in person at a meeting called for the purpose of voting on this Plan and such related agreements.

                  6. This Plan shall continue in effect for so long as such continuance is specifically approved at least annually in the manner provided for approval of this Plan in paragraph 5 herein.

                  7. In each year that this Plan remains in effect, any person authorized to direct the disposition of monies paid or payable by the Trust pursuant to this Plan or any related agreement shall prepare and furnish to the Board and the Board shall review, at least quarterly, written reports, complying with the requirements of Rule 12b-1 under the Act, of the amounts expended under this Plan and purposes for which such expenditures were made.

                  8. This Plan may be terminated at any time with respect to the Class B Shares of any series by a majority vote of the Qualified Trustees or by vote of a majority of the outstanding voting securities of Class B Shares of that series. This Plan may remain in effect with respect to the Class B Shares of a series even if it has been terminated in accordance with this paragraph with respect to one or more other series of the Trust.


NYDOCS01/403871 2

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                                       5

                  9. This Plan may not be amended in order to increase materially the amount of distribution expenses provided for in paragraph 1 herein unless such amendment is approved by a majority (as defined in the Act) of the outstanding voting securities of Class B Shares and no material amendment to this Plan shall be made unless approved in the manner provided in paragraph 5 herein.

                  10. While this Plan shall be in effect, the selection and nomination of Trustees who are not interested persons of the Trust (as defined in the Act) shall be committed to the discretion of the Trustees then in office who are not interested persons of the Trust.

                  The Trust shall preserve copies of this Plan and any related agreements and all reports made pursuant to paragraph 7 herein, for a period of not less than six years from the date of this Plan, or the agreements or such report, as the case may be, the first two years in an easily accessible place.

                  The Agreement and Declaration of Trust of the Trust is on file with the Secretary of the State of Delaware and notice is hereby given that this Plan is adopted on behalf of the Trust, and not by the Trustees or officers of the Trust individually, and the obligations of or arising out of this Plan are not binding upon the Trustees, officers or shareholders of the Trust individually but are binding only upon the assets and property of the Trust. Notice is hereby given that the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series of the Trust shall be enforceable against the assets of such series only, and not against the assets of the Trust generally.

Date:    March 1, 1999








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                       PHOENIX-ZWEIG GOVERNMENT CASH FUND
                                 CLASS M SHARES
                          RULE 12b-1 DISTRIBUTION PLAN
                          ----------------------------

                                                      As amended and restated
                                                      As of March 1, 1999

                  This distribution plan (the "Rule 12b-1 Distribution Plan" or the "Plan") has been adopted by the Class M Shares of Phoenix-Zweig Government Cash Fund (the "Fund") , a series of Phoenix-Zweig Trust (the "Trust"), a Delaware business trust, and is restated effective March 1, 1999, pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended (the "Act").

                                 W H E R E A S:

                  The Fund presently distributes its shares of capital stock through a contractual arrangement with a principal distributor (the "Principal Distributor") duly qualified to act on behalf of the Fund in such capacity, which contract has been approved by the Fund's Board of Trustees in accordance with requirements of the Act (the "Distribution Agreement"). Pursuant to the Distribution Agreement, the Principal Distributor may enter into service agreements ("Service Agreements") with certain securities dealers, financial institutions or other industry professionals, such as investment advisers, accountants and estate planning firms (severally, a "Service Organization") for distribution and promotion of, administration of, and servicing investors in, the Fund's shares. Under this proposal, the Fund and its investment manager (the "Manager") may from time to time and from their own funds or from such other resources as may be permitted by rules of the Securities and Exchange Commission, make payments as defined in Section 2 hereof ("Service Payments") to Service Organizations for distribution and service assistance as defined in
Section 3 hereof ("Distribution and Service Assistance").

                  In voting to approve the continuation of the Plan and related Service Agreements, the Board requested and evaluated such information as it deemed necessary to an informed determination and has concluded, in the exercise of their reasonable business judgment and in light of their respective fiduciary duties, that there is a reasonable likelihood that the Plan will benefit the Fund and its shareholders.

                  THEREFORE, in consideration of the foregoing, the Fund adopted this Plan in accordance with Rule 12b-1 under the Act on the following terms and conditions:

                  1. The Principal Distributor shall act as distributor of the Fund's shares pursuant to the Distribution Agreement. The Principal Distributor may enter into Service Agreements with Service Organizations for Distribution and Service Assistance.


NYDOCS01/599635 3

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                  2. The Fund shall pay all costs and expenses in connection with the preparation, printing and distribution of the Fund's prospectuses, shareholder reports and any promotional material. If the cost of printing and distribution of prospectuses and shareholder reports to other than current Fund shareholders, and any promotional material, shall exceed, in the aggregate, $100,000, the Principal Distributor and/or the Service Organizations shall pay the excess cost thereof. The foregoing limitation shall not apply to the costs of printing and distribution of prospectuses and shareholder reports required by the Fund for its then current shareholders, which costs shall be separately borne by the Fund.

                  3. (a) There shall be paid periodically to one or more Service Organizations a Service Payment in respect of the Fund's shares owned by shareholders for whom the Service Organization is the dealer of record or holder of record, or owned by shareholders for whom the Service Organization provides Distribution and Service Assistance ("Clients"). Service Payments shall be paid in equal amounts by the Fund and the Manager, or the Fund and the Manager shall reimburse the Principal Distributor equally, in full, for Service Payments made to a Service Organization, in an amount not exceeding .30 of 1% of the average daily net asset value of the Fund's shares owned by Clients during the period Service Payments are being made to the Service Organization. The Service Payments are subject to compliance by the Service Organization and the Principal Distributor with the terms of the Service Agreement between the Service Organization and the Principal Distributor.

                  (b) For the purposes of determining the Service Payment payable to a Service Organization, the value of the Fund's net assets shall be computed in accordance with the Fund's Charter, prospectus and instructions of the Board of Trustees, all as changed or amended from time to time.

                  (c) Distribution and Service Assistance, as defined in this Plan, shall include, inter alia, (i) formulating and implementing marketing and promotional activities, including, but not limited to, direct mail promotions and television, radio, newspaper, magazine and other mass media advertising;
(ii) arranging and contracting for the preparation and printing of sales literature and the mailing and distribution thereof; (iii) procuring, evaluating and providing to the Fund such information, analyses and opinions with respect to marketing and promotional activities as the Fund may, from time to time, reasonably request; (iv) providing office space and equipment, telephone facilities and dedicated personnel as is necessary to provide the services hereunder; (v) answering Client inquiries regarding the Fund and assisting Clients in changing dividend options, account designations and addresses; (vi) performing subaccounting; (vii) establishing and maintaining Client accounts and records; (viii) processing purchase and redemption transactions; (ix) providing automatic investment in Fund shares of Client cash account balances; (x) providing periodic statements showing a Client's account balance and integrating such statements with those of other transactions and balances in the Client's other accounts serviced by the Service Organization; and (xi) arranging for bank wires and such other services as the Fund may request, to the extent that the Service Organization is permitted by applicable statute, rule or regulation. Anything stated herein to the contrary notwithstanding and subject to the rules and regulations of the Act, any Service Payments made pursuant to this Plan


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


shall cover any series or class of shares of capital stock of the Fund as to which the Plan is effective.

                  (d) In each year that this Plan remains in effect, the Treasurers or Controllers of the Fund and the Manager shall prepare and furnish to the Board of Trustees of the Fund and the Trustees shall review, at least quarterly, written reports, complying with the requirements of Rule 12b-1 under the Act, of the amounts expended under the Plan and purposes for which such expenditures were made.

                  4. The Fund will allocate the amounts expended by it under the Plan to each class of securities of the Fund as to which the Plan is effective in the proportion that the average daily net asset values of such series or class of securities bears to the average daily net assets of all such series or classes of securities as to which the Plan is effective.

                  5. The Plan shall become effective upon approval by (a) a vote of (i) the Fund's Board of Trustees and (ii) the Qualified Trustees (as defined in Section 8 hereof), cast in person at a meeting called for the purpose of voting thereon, and (b) with respect to any class of a series of securities of the Fund, at least a majority vote of the outstanding voting securities of such class of the Fund, as defined in Section 2(a)(42) of the Act.

                  6. This Plan shall remain in effect for one year from its adoption date and may be continued thereafter if this Plan is approved at least annually by a vote of the Board of Trustees of the Fund, and of the Qualified Trustees, cast in person at a meeting called for the purpose of voting on such Plan. This Plan may not be amended in order to increase materially the amounts to be expended in accordance with Sections 2 and 3(a) hereof without approval of each class of securities affected in accordance with Section 5 hereof. All material amendments to this Plan must be approved by a vote of the Board of Trustees of the Fund, and of the Qualified Trustees, cast in person at a meeting called for the purpose of voting thereon.

                  7. This Plan may be terminated at any time by a majority vote of the Trustees who are not interested persons (as defined in Section 2(a)(19) of the Act) of the Fund ("Independent Trustees") and have no direct or indirect financial interest in the operation of the Plan or in any agreements related to the Plan ("Qualified Trustees") or with respect to any class of securities of the Fund, by vote of a majority of the outstanding voting securities of such class of the Fund, as defined in Section 2(a)(42) of the Act.

                  8. While this Plan shall be in effect, the selection and nomination of the Independent Trustees of the Fund shall be committed to the discretion of the Independent Trustees then in office.

                  9. Any termination or noncontinuance of a Service Agreement by the Principal Distributor with a particular Service Organization shall have no effect on similar agreements between the Principal Distributor and other Service Organizations.


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


                  10. The Principal Distributor is not obligated by this Plan to execute a Service Agreement with a qualifying Service organization.

                  11. The Fund shall preserve copies of this Plan and any related agreements and all reports made pursuant to Paragraph 3(d) hereof, for a period of not less than six years from the date of this Plan, or the agreements or such report, as the case may be, the first two years in an easily accessible place.

         The Agreement and Declaration of Trust of the Trust is on file with the Secretary of the State of Delaware and notice is hereby given that this Plan is adopted on behalf of the Trust, and not by the Trustees or officers of the Trust individually, and the obligations of or arising out of this Plan are not binding upon the Trustees, officers or shareholders of the Trust individually but are binding only upon the assets and property of the Trust. Notice is hereby given that the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series of the Trust shall be enforceable against the assets of such series only, and not against the assets of the Trust generally.

Dated: March 1, 1999






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